Exhibit 10.5

SNOWFLAKE INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
Snowflake Inc. (the “Company”), pursuant to its Amended and Restated 2012 Equity Incentive Plan (the “Plan”), has granted to Participant (as of the date indicated below) a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
First Vest Date:
Liquidity Event Deadline:
Number of RSUs:

Expiration Date:
The Expiration Date for an RSU depends on whether the Service-Based Requirement (as defined below) has been satisfied with respect to that particular RSU. Where the Service-Based Requirement for a particular RSU has not been satisfied, the Expiration Date is the earlier of: (1) the Liquidity Event Deadline or (2) the date of termination of Participant’s Continuous Service. Where the Service-Based Requirement for a particular RSU has been satisfied in whole or in part, the Expiration Date is the Liquidity Event Deadline.

Vesting:
Participant will receive a benefit with respect to an RSU only if it vests. Except as explicitly set forth below, two vesting requirements must be satisfied on or before the applicable Expiration Date specified above in order for an RSU to vest — a time and service-based requirement (the “Service-Based Requirement”) and the “Liquidity Event Requirement” (each described below). An RSU will vest (and therefore becomes a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular RSU (the “Vesting Date”). All RSUs that do not become Vested RSUs on or before the applicable Expiration Date will be immediately forfeited to the Company upon expiration at no cost to the Company.

Service-Based

Requirement:
The Service-Based Requirement will be satisfied as to [Standard Grants: 25% of the RSUs on the First Vest Date, and 6.25% of the RSUs on each Quarterly Date thereafter (in each case rounding down to the nearest whole RSU), subject to Participant’s Continuous Service through each such date.] For the avoidance of doubt, upon termination of Participant’s Continuous Service, any RSUs that have yet to satisfy the Service-Based Requirement will be forfeited at no cost to the Company and Participant will have no further right, title or interest in or to such RSUs or the shares of Common Stock underlying them. However, Participant will retain any RSUs that have met the

Service-Based Requirement as of the date that Participant’s Continuous Service ends until such RSUs either vest or expire.
“Quarterly Date” means each of March 15, June 15, September 15 and December 15.
Liquidity Event

Requirement:
The Liquidity Event Requirement will be satisfied as to any then-outstanding RSUs on the earliest of the following: (1) the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s Common Stock or (2) immediately prior to the closing of a Change in Control.

Settlement:
If an RSU vests as provided for above, the Company will issue one share of Common Stock for each Vested RSU. The shares will be issued in accordance with the issuance schedule set forth in Section 5 of the Restricted Stock Unit Agreement.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein (provided that if there is any conflict in the vesting and/or acceleration terms, those contained in this Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement will control).
By accepting the Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan (the “Grant Documents”) and agrees to all of the terms and conditions set forth in these documents. Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Notwithstanding the above, if Participant has not actively accepted the Award within 90 days of the Date of Grant set forth in this Restricted Stock Unit Grant Notice, Participant is deemed to have accepted the Award, subject to all of the terms and conditions of the Grant Documents.

SNOWFLAKE INC.	PARTICIPANT:

By:
Signature		Signature

Name & Title:	Date:
Date:
ATTACHMENTS:

•	Attachment I: Restricted Stock Unit Agreement

•	Attachment II: Data Privacy Appendix to Restricted Stock Unit Agreement

•	Attachment III: Country-Specific Appendix to Restricted Stock Unit Agreement

•	Attachment IV: Amended and Restated 2012 Equity Incentive Plan

ATTACHMENT I
SNOWFLAKE INC.
RESTRICTED STOCK UNIT AGREEMENT
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), Snowflake Inc. (the “Company”) has granted to you a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“RSUs”) indicated in the Grant Notice (the “Award”) under its Amended and Restated 2012 Equity Incentive Plan (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan and Grant Notice. The terms and conditions of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.
1.    NATURE OF THE AWARD.  The Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement. Except as otherwise provided herein, you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the RSUs or the issuance of the underlying shares of Common Stock.
2.    VESTING.  Subject to the limitations contained herein, the Award will vest in accordance with the vesting schedule provided in the Grant Notice. Upon termination of your Continuous Service, any RSUs that have yet to satisfy any time and service-based requirement, including the Service-Based Requirement, will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such RSUs or the shares of Common Stock covered thereby.
3.    NUMBER OF SHARES.
(a)    The number of RSUs subject to the Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
(b)    Any additional RSUs, shares, cash or other property that become subject to the Award pursuant to this Section 3 if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of issuance as applicable to the other shares covered by the Award.
(c)    Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. The Board will, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.
4.    SECURITIES LAW AND OTHER COMPLIANCE.  You may not be issued any shares under the Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.    DATE OF ISSUANCE.
(a)    Subject to the satisfaction of the Tax-Related Items set forth in Section 13 of this Agreement, in the event one or more RSUs vest, the Company will issue to you one (1) share of Common Stock for each RSU that vests on the applicable Vesting Date (subject to any adjustment under Section 3 above) (such date, the “Original Issuance Date”).
(b)    If the Original Issuance Date falls on a date that is not a business day, issuance will instead occur on the next following business day. In addition, to the extent applicable at a Vesting Date when the Common Stock is registered under the Securities Act, if:
(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and
(ii)    either (1) no Tax-Related Items apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax-Related Items by withholding shares of Common Stock from the shares of Common Stock otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 13 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay the Tax-Related Items in cash, then the shares of Common Stock that would otherwise be issued to you on the Original Issuance Date will not be issued on such Original Issuance Date and will instead be issued on the first business day when you are not prohibited from selling shares of Common Stock in the open public market, but in no event later than (a) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the year immediately following the year in which the shares of Common Stock covered by this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)    The form of such issuance (e.g., a stock certificate or electronic entry evidencing such shares of Common Stock) will be determined by the Company. In all cases, the issuance of shares under this Award is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.
6.    DIVIDENDS.  You will receive no benefit or adjustment to your RSUs with respect to any cash dividend, stock dividend or other distribution except as provided in the Plan with respect to a Capitalization Adjustment.
7.    LOCK-UP PERIOD.  By acquiring shares of Common Stock under your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company request or as necessary to permit compliance with FINRA Rule 2241 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 7 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. You also agree that any transferee of any shares of Common Stock (or other securities of the Company held by you) will be bound by this Section 7. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7 and will have the right, power and authority to enforce the provisions of this Section 7 as though they were a party to this Agreement.
8.    TRANSFER RESTRICTIONS.  Shares of Common Stock that you acquire upon vesting and settlement of your Award are subject to any restrictions on transfer and/or right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. In addition to any other limitation on transfer created by applicable securities laws, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the shares subject to your Award or any interest in such shares, whether voluntarily or by operation of law, by gift, by entering into a contract that requires shares to be issued at a future date, or otherwise, except in compliance with this Agreement, the Company’s bylaws and applicable securities law.
9.    RESTRICTIVE LEGENDS.  The shares of Common Stock issued in respect of your Award will be endorsed with appropriate legends as determined by the Company.
10.    AWARD NOT AN EMPLOYMENT OR SERVICE CONTRACT.
(a)    Subject to applicable law, your employment or other service with the Company or any Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to Section 2 or the issuance of the shares subject to the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate your employment or engagement at will (subject to applicable law) and without regard to any future vesting opportunity that you may have.
(b)    By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award.

11.    RESPONSIBILITY FOR TAXES.
(a)    You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company in its discretion to be an appropriate charge to you even if legally applicable to the Company (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your employer (if not the Company) to satisfy all Tax-Related Items. In this regard, you authorize the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or your employer; (ii) causing you to tender a cash payment; (iii) entering on your behalf (pursuant to this authorization without further consent) into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be issued under the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or its Affiliates; (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to you or, if and as determined by the Company, the date on which the Tax-Related Items are required to be calculated) equal to the amount of such Tax-Related Items; or (v) any other method of withholding determined by the Company and permitted by applicable law. The Company will use commercially reasonable efforts (as determined by the Company) to facilitate the satisfaction of Tax-Related Items by you using one of the methods described in clauses (iii) and (iv) of the preceding sentence or by permitting you to sell shares of Common Stock in any initial public offering by the Company. However, the Company does not guarantee that you will be able to satisfy any Tax-Related Items through any of the methods described in the preceding sentence and in all circumstances you remain responsible for timely and fully satisfying the Tax-Related Items. Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in your jurisdiction to the extent permitted under the Plan, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Common Stock. In the event any under-withholding results from the application of minimum statutory or other withholding rates, you may be required to pay additional amounts to the tax authorities. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax‑Related Items.
(c)    Finally, you agree to pay to the Company or your employer any amount of Tax-Related Items that the Company or your employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Plan, the Grant Notice or of this Agreement, if you fail to make satisfactory arrangements for the payment of any Tax‑Related Items when due, you permanently will forfeit the RSUs on which the Tax-Related Items were not satisfied and will also permanently forfeit any right to receive shares of Common Stock thereunder. In that case, the RSUs will be returned to the Company at no cost to the Company.

12.    INVESTMENT REPRESENTATIONS.  In connection with your acquisition of the Award and the Common Stock under your Award, you represent to the Company the following:
(a)    You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.
(b)    You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Agreement.
(c)    You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.
(d)    You are familiar with the provisions of Rules 144 and 701 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the Lock-Up Period agreement described in Section 7.
(e)    In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of issuance, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.
(f)    You further understand that at the time you wish to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.
13.    NO OBLIGATION TO MINIMIZE TAXES.  You acknowledge that the Company is not making representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalent payments. Further, you acknowledge that the Company does not have any duty or obligation to minimize your liability for Tax-Related Items arising from the Award or to achieve any particular tax result and will not be liable to you for any Tax-Related Items arising in connection with the Award. If you become subject to taxation in more than one jurisdiction, the Company and/or your employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
14.    NO ADVICE REGARDING GRANT.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.
15.    UNSECURED OBLIGATION.  The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 5 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
16.    DATA PRIVACY.  In order for the Company to administer the Award and your participation in the Plan, the Company must collect, process and transfer certain of your personal data, as further described in Appendix A to this Agreement. Appendix A constitutes part of this Agreement.
17.    NOTICES.  Any notices provided for in the Grant Notice, this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.    MISCELLANEOUS.
(a)    As a condition to the grant of your Award or to the Company’s issuance of any shares of Common Stock under this Agreement, the Company may require you to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation, a right of first refusal and co-sale agreement and a stockholders agreement.
(b)    The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.
(c)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(d)    You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.
(e)    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(f)    All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(g)    The Company reserves the right to impose other requirements on your participation in this Agreement, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.    GOVERNING PLAN DOCUMENT.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.
20.    SEVERABILITY.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.    GOVERNING LAW AND VENUE.  The interpretation, performance and enforcement of this Agreement will be governed by the law of the state of Delaware without regard to such state’s conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Mateo County, California, or the United States federal courts for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
22.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
23.    AMENDMENT.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
24.    COMPLIANCE WITH SECTION 409A OF THE CODE.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulations Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulations Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2). Notwithstanding any contrary provision of the Plan, the Grant Notice, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule. All such taxes and costs are solely your responsibility.
25.    COUNTRY-SPECIFIC PROVISIONS.  The RSUs will be subject to any special terms and conditions set forth in the disclosure set forth for your country in Appendix B to this Agreement. Moreover, if you relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Agreement.
*          *          *
This Agreement will be deemed to be accepted by you upon the signing (which may be electronic) by you of the Restricted Stock Unit Grant Notice to which it is attached or by the deemed acceptance of this Agreement, as described in the Restricted Stock Unit Grant Notice.

ATTACHMENT II
APPENDIX A TO
SNOWFLAKE INC.
RESTRICTED STOCK UNIT AGREEMENT
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
This Appendix forms part of the Agreement. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Agreement.
DATA PRIVACY. To participate in the Plan, you need to review the information provided in (a) through (f) below and, where applicable, consent to the processing of Personal Data (as defined below) by the Company and the third parties according to (g) below.
If you are based in the European Union (“EU”), the European Economic Area (“EEA”), Switzerland or the United Kingdom (collectively, “EEA+”), Snowflake Inc., with its registered address at 450 Concar Drive, San Mateo, CA 94402, USA is the controller responsible for the processing of your Personal Data in connection with the Agreement and the Plan. The Company’s representative in the EU is Snowflake Computing Netherlands B.V. with its primary office located at FOZ Building, Gustav Mahleraan 300-314, 1082 ME Amsterdam, Netherlands.
(a)    Data Collection and Usage.  The Company collects, processes and uses Personal Data about you, including your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all RSUs over shares of Common Stock or any other entitlement to shares of Common Stock awarded, canceled, exercised, purchased, vested, unvested or outstanding in your favor, which the Company receives from you or your employer (“Personal Data”). In order for you to participate in the Plan, the Company will collect Personal Data for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan.
If you are based in the EEA+, the Company’s legal basis for the processing of Personal Data is the necessity of the processing for the Company’s performance of its obligations under the Agreement and the Company’s legitimate interest of complying with statutory obligations to which it is subject.
If you are based in any other jurisdiction, the Company relies on your consent to the processing of Personal Data, as further described below.
(b)    Stock Plan Administration and Service Provides.  The Company may transfer Personal Data to Cooley LLP, Fidelity Stock Plan Services LLC, and/or Solium Plan Managers LLC (each, an “administrator”), each of which is an independent service provider based in the U.S., which is assisting the Company with the implementation, administration and management of the Plan. Administrators may open an account for you to receive and, when applicable, trade shares of Common Stock. You may be asked to acknowledge, or agree to, separate terms and data processing practices with any administrator, with such acknowledgement or agreement being a condition to your ability to participate in the Plan.
(c)    International Data Transfers.  Personal Data will be transferred from your country to the U.S., where the Company and its service providers are based. You understand and acknowledge that the U.S. has enacted data privacy laws that are different from those applicable in your country of residence. The EU Commission has issued a limited adequacy finding with respect to the U.S. that applies if and to the extent companies self-certify and remain self‑certified under the EU/U.S. Privacy Shield program. In the absence of such certification, an appropriate level of protection can be achieved by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission.
If you are based in the EEA+, Personal Data will be transferred from the EEA+ to the Company based on the Company’s certification under the EU-U.S. Privacy Shield program. The onward transfer of your Personal Data by the Company to the administrators will be based on other safeguards such as a data processing agreement or the EU Standard Contractual Clauses. You may request a copy of such appropriate safeguards at privacy@snowflake.com.
If you are based in any other jurisdiction, the Company relies on your consent to the transfer of Personal Data to the U.S., as further described below.
(d)    Data Retention.  The Company will use Personal Data only as long as necessary to implement, administer and manage my participation in the Plan or as required to comply with legal or regulatory obligations, including, without limitation, under tax and securities laws. When the Company no longer needs Personal Data for any of the above purposes, which will generally be seven (7) years after you participate in the Plan, the Company will cease to use Personal Data and remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations (if you are in the EEA+) and/or your consent (if you are outside the EEA+).
(e)    Data Subject Rights.  You understand that you may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the applicable law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrictions on the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in my jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, you can contact privacy@snowflake.com.
(f)    Necessary Disclosure of Personal Data.  You understand that providing the Company with Personal Data is necessary for the performance of the Agreement and that your refusal to provide Personal Data or, where applicable, consent to process and transfer Personal Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.
(g)    Data Privacy Consent.  If you are located in a jurisdiction outside the EEA+, you hereby unambiguously consent to the collection, use and transfer, in electronic or other form, of Personal Data, as described above and in any other Award materials, by and among, as applicable, the Company, your employer and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing privacy@snowflake.com. If you do not consent or later seek to revoke your consent, your employment status or service with your employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the RSUs or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact privacy@snowflake.com.

ATTACHMENT III
APPENDIX B TO
SNOWFLAKE INC.
RESTRICTED STOCK UNIT AGREEMENT
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
Terms and Conditions
This Appendix forms part of the Agreement and includes special terms and conditions that govern the Award granted to you under the Plan if you reside or work in one of the jurisdictions listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Agreement.
If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Award, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.
Notifications
This Appendix may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of March 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the RSUs, acquire shares of Common Stock, or sell shares of Common Stock acquired under the Plan.
In addition, the information contained below is general in nature and may not apply to your particular situation. You are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
ALL COUNTRIES OUTSIDE THE UNITED STATES
NATURE OF GRANT.  This provision supplements Section 10 (“Award Not An Employment or Service Contract”) and Section 22 (“Effect on Other Employee Benefit Plans”) of the Agreement:
By accepting this Award, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or other equity awards or benefits in lieu of equity awards, even if equity awards have been granted in the past;
(c)    all decisions with respect to future grants of RSUs or other equity awards, if any, will be at the sole discretion of the Company;

(d)    you are voluntarily participating in the Plan;
(e)    the Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)    the Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(g)    the future value of the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
(i)    for purposes of the RSUs, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or an Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and, unless otherwise expressly provided in the Agreement or determined by the Company, your right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., your period of Continuous Service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any);
(j)    the Board or the chief executive of the Company (or a designee thereof) shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSUs (including whether you may still be considered to be providing services while on a leave of absence);
(k)    unless otherwise agreed with the Company in writing (which may be electronic), the Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of an Affiliate; and
(l)    neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. Dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.
LANGUAGE.  You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING.  You acknowledge that, depending on your country, there may be certain foreign asset and/or account reporting requirements or exchange control restrictions which may affect your ability to acquire or hold the Award or the shares of Common Stock or cash received from participating in the Plan (including proceeds from the sale of shares and dividends paid on shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult your personal legal and tax advisors on this matter.
INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS.   You may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and your country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., RSUs) or rights linked to the value of shares of Common Stock during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. You acknowledge that it is your responsibility to comply with any applicable restrictions and you should speak with your personal legal advisor on this matter.
AUSTRALIA
TAX INFORMATION.  It is intended that Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Award granted under the Plan, such that the Award will be subject to deferred taxation.
SECURITIES LAW INFORMATION.  There are legal consequences associated with participating in the Plan. You should ensure that you understand these consequences before participating in the Plan. Any information given by or on behalf of the Company is general information only. You should obtain your own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give advice about participating in the Plan.
The grant of RSUs under the terms of the Plan and the Agreement does not require disclosure under the Corporations Act 2001 (Cth) (the “Corporations Act”). No document provided to you in connection with your participation in the Plan (including the Agreement):

•	is a prospectus for purposes of the Corporations Act; or

•	has been filed or reviewed by a regulator in Australia (including ASIC).
You should not rely on any oral statements made in connection with your participation in the Plan. You should rely only upon the statements contained in the Agreement and the Plan when considering whether to participate in the Plan.
In the event that shares of Common Stock are issued to you under the Plan, the value of such shares will be affected by the Australian / U.S. dollar exchange rate, in addition to fluctuations in value caused by the fortunes of the Company.

If you offer any shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law (in addition to any requirements under the Plan and this Agreement). You should consult your personal legal advisor prior to making any such offer to ensure compliance with the applicable requirements.
CANADA
TERMINATION OF CONTINUOUS SERVICE.  This provision replaces subsection (i) of the Nature of Grant provision of this Appendix:
For purposes of the RSUs, your Continuous Service will be considered terminated as of the earliest of: (a) the date your employment or service relationship with the Company or any of its Affiliates is terminated; (b) the date you receive notice of termination of your employment or service relationship with the Company or an Affiliate, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where you are employed or providing services or the terms of your employment agreement, if any; and (c) the date you are no longer actively providing services to the Company and its Affiliates; in the event the date you are no longer providing active service cannot be reasonable determined under the terms of this Agreement and/or the Plan, the Board or the chief executive of the Company (or a designee thereof) shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSUs (including whether you may still be considered to be providing services while on a leave of absence).
DATA PRIVACY.  This provision supplements the Data Privacy provision of Appendix A:
You hereby authorize the Company or any Affiliate, including the employer, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Affiliate, including the employer, and any agents or representatives to record such information and to keep such information in your employee file.
SECURITIES LAW INFORMATION.  The sale or other disposal of the shares of Common Stock acquired under the Plan may not take place within Canada. If the Common Stock is registered under the Securities Act, you will be permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, provided the resale of shares of Common Stock takes place outside Canada through the facilities of the exchange on which the shares of Common Stock are then listed. You should consult your personal legal advisor prior to selling shares of Common Stock to ensure compliance with any applicable requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION.  You are required to report foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Common Stock acquired under the Plan and may include the RSUs. The RSUs must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property held. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if other shares of Common Stock are owned, this ACB may need to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.

The following provisions apply only if you reside in Quebec:
LANGUAGE CONSENT.  The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
CONSENTEMENT RELATIF À LA LANGUE UTILISÉE.  Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
DENMARK
DANISH STOCK OPTION ACT.  By accepting this Award, you acknowledge that you have received an Employer Statement, translated into Danish, which is provided to comply with the Danish Stock Option Act, as amended with effect from January 1, 2019.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION.  If you establish an account holding shares of Common Stock or cash outside of Denmark, you must report the account and deposits on your annual tax return in the section on foreign affairs and income. You should consult your personal tax advisor to ensure compliance with the applicable reporting requirements.
FINLAND
There are no country-specific provisions.
FRANCE
NATURE OF THE AWARD.  This provision supplements Section 1 of the Agreement:
The RSUs granted under this Agreement are not intended to qualify for special tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.
LANGUAGE CONSENT.  You confirm having read and understood the documents relating to the Plan, including the Agreement, with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly.
CONSENTEMENT RELATIF À LA LANGUE UTILISÉE.  Vous confirmez avoir lu et compris le Plan et cette convention («Agreement»), incluant tous leurs terms et conditions, qui ont été transmis en langue anglaise. Vouz acceptez les dispositions de ces documents en connaissance de cause.
FOREIGN ASSET / ACCOUNT REPORTING INFORMATION.  If you maintain a foreign bank account, you must report such account to the French tax authorities when filing your annual tax return. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.
GERMANY
EXCHANGE CONTROL INFORMATION.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) in both German and English. You should consult your personal legal advisor to ensure compliance with the applicable reporting requirements.
INDIA
EXCHANGE CONTROL INFORMATION.  You must repatriate any funds received from participation in the Plan (e.g., proceeds from the sale of shares of Common Stock) within such time as prescribed under applicable Indian exchange control laws, which may be amended from time to time. You should obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Company or your employer requests proof of repatriation. You should consult your personal legal advisor to ensure compliance with the applicable requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION.  You must declare the following items in your annual tax return: (i) any foreign assets held (including shares of Common Stock acquired under the Plan), and (ii) any foreign bank accounts for which you have signing authority. You should consult your personal tax advisor to ensure compliance with the applicable requirements.
IRELAND
There are no country-specific provisions.
ITALY
ACKNOWLEDGEMENT OF SPECIFIC PROVISIONS.  You acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Vesting; Lock-Up Period; Transfer Restrictions; Restriction on Transfer and Right of First Refusal; Right of Repurchase; Responsibility for Taxes; Investment Representations; Miscellaneous; Governing Law and Venue.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION.  If, at any time during the fiscal year, you hold foreign financial assets (including RSUs and shares of Common Stock) which may generate income taxable in Italy, you are required to report these assets on your annual tax return (UNICO Form, RW Schedule) for the year during which the assets are held (or on a special form if no tax return is due). These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult your personal tax advisor to ensure compliance with the applicable requirements.
JAPAN
EXCHANGE CONTROL INFORMATION.  If you acquire shares of Common Stock valued at more than JPY 100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the shares. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION.  You are required to report details of any assets held outside Japan as of December 31st (including shares of Common Stock acquired under the Plan), to the extent such assets have a total net fair market value exceeding JPY 50,000,000. Such report is due by March 15th each year. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
SECURITIES LAW INFORMATION.  WARNING: You are being offered RSUs which, upon vesting in accordance with the terms of the Agreement and the Plan, will enable you to acquire shares of Company Stock. The shares of Common Stock, if issued, will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of preference shares (if any) have been paid. You may lose some or all of your investment, if any.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is a small offer. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
You should ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
POLAND
EXCHANGE CONTROL INFORMATION.  Polish residents holding foreign securities (e.g., shares of Common Stock) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets possessed abroad) exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland. Further, if you transfer funds in excess of EUR 15,000 into or out of Poland, the funds must be transferred via a bank account. You are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
SINGAPORE
SECURITIES LAW INFORMATION.  The Award is granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the RSUs are subject to section 257 of the SFA and that you will not be able to make any offer or subsequent sale of the shares of Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Date of Grant or (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

DIRECTOR REPORTING INFORMATION.  If you are a director, associate director or shadow director of an Affiliate in Singapore, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing within two business days of any of the following events: (i) acquiring or disposing of an interest in the Company (e.g., RSUs or shares of Common Stock) or in any Affiliate, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs), or (iii) becoming a director, associate director or shadow director of an Affiliate in Singapore, if you hold such an interest at that time.
SLOVAK REPUBLIC
There are no country-specific provisions.
SPAIN
NATURE OF GRANT.  This provision supplements the Nature of Grant provision of this Appendix:
By accepting the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards under the Plan to individuals who may be employees of the Company or one of its Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Award will not economically or otherwise bind the Company or any Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the Award is given on the assumption and condition that the Award shall not become part of any employment or other service contract (whether with the Company or any Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the Award, which is gratuitous and discretionary, since the future value of the Award and the underlying shares of Common Stock is unknown, indeterminable, and unpredictable.
Further, your participation in the Plan is expressly conditioned on your continued and active rendering of service, such that, unless otherwise set forth in the Plan, if your Continuous Service terminates for any reason, your participation in the Plan will cease immediately. This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) your Continuous Service ceases due to a change of work location, duties or any other employment or contractual condition; (d) your Continuous Service ceases due to a unilateral breach of contract by the Company or any of its Affiliates; or (e) your Continuous Service terminates for any other reason whatsoever. Consequently, upon termination of your Continuous Service for any of the above reasons, you automatically lose any right to participate in the Plan on the date of your termination of Continuous Service, as described in the Plan and the Agreement.
SECURITIES LAW INFORMATION.  The grant of the RSUs and the shares of Common Stock issued pursuant to the vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. Neither the Plan nor this Agreement have been registered with the Comisión National del Mercado de Valores and do not constitute a public offering prospectus.

EXCHANGE CONTROL INFORMATION.  The acquisition, ownership and disposition of shares must be declared for statistical purposes to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. If you acquire shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for the you; otherwise, you will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for shares owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds certain thresholds, the declaration must be filed within one (1) month of the acquisition or sale, as applicable.
Further, you are required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of cash or shares made to the Grantee under the Plan) depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
You should consult your personal legal advisor to ensure compliance with applicable reporting requirements.
FOREIGN ASSET/ACCOUNT REPORTING INFORMATION.  To the extent you hold rights or assets outside of Spain with a value in excess of EUR 50,000 per type of right or asset (e.g., shares, cash, etc.) as of December 31 each year, you will be required to report information on such rights and assets on your annual tax return for such year. After such rights and assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported rights or assets increases by more than EUR 20,000. You should consult your personal tax advisor to ensure compliance with applicable reporting requirements.
SWEDEN
AUTHORIZATION TO WITHHOLD.  The following provision supplements Section 11 (“Responsibility for Taxes”) of the Agreement:
Without limiting the Company’s and your employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 11 of the Agreement, in accepting the Award, you authorize the Company to withhold shares of Common Stock or to sell shares of Common Stock otherwise issuable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or your employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
SECURITIES LAW INFORMATION.  Neither this document nor any other materials relating to the Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or his or her employer or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

UNITED KINGDOM
RESPONSIBILITY FOR TAXES.  The following supplements Section 11 (“Responsibility for Taxes”) of the Agreement:
(a)    Without limitation to Section 11 of the Agreement, you agree that you are liable for all Tax-Related Items and you hereby covenant to pay all such Tax-Related Items, as and when requested by the Company and/or your employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and/or your employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.
(b)    As a condition of the vesting of, or the receipt of any benefit pursuant to, the RSUs, you agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, by accepting the Award, you agree to enter into a joint election with the Company or the Employer, the form of such joint election being formally approved by HMRC (the “NIC Joint Election”), a copy of which is attached to this Appendix A and any other required consent or election. You further agree to execute such other joint elections as may be required between you and any successor to the Company and/or the Employer. You further agree that the Company and/or the Employer may collect the Employer NICs from you by any of the means set forth in Section 11 of the Agreement.
(c)    As a condition of the vesting of, or the receipt of any benefit pursuant to, the RSUs, you agree to enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA 2003) (the “Section 431 Election”), a copy of which is attached to this Appendix, and that you will not revoke such election at any time. The Section 431 Election will be to treat the shares acquired pursuant to the RSUs as if such shares were not restricted securities (for U.K. tax purposes only). You further agree to execute the Section 431 Election in hard copy even if you have executed the Section 431 Election by virtue of accepting the Agreement through the Company’s online acceptance procedures.
(d)    As a condition of the vesting of, or the receipt of any benefit pursuant to, the RSUs, you agree to sign, promptly, all documents required by the Company to effect the terms of the foregoing provisions.

SNOWFLAKE INC.
RESTRICTED STOCK UNIT AGREEMENT
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
IMPORTANT NOTE ON THE JOINT ELECTION FOR TRANSFER OF LIABILITY FOR EMPLOYER NATIONAL INSURANCE CONTRIBUTIONS TO THE EMPLOYEE
As a condition of the vesting of, or the receipt of any benefit pursuant to, your restricted stock units (“RSUs”) granted under the Snowflake Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), you are required to enter into a joint election to transfer to you any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the RSUs and in connection with future RSUs, if any, that may be granted to you under the Plan (the “NIC Joint Election”).
By entering into the Joint Election:

•
you agree that any liability for Employer NICs that may arise in connection with or pursuant to the vesting of the RSUs and the acquisition of shares of common stock of Snowflake Inc. (the “Company”) or other taxable events in connection with the RSUs will be transferred to you; and

•	you authorize the Company and/or your employer to recover an amount sufficient to cover this liability by any method set forth in the Agreement and/or the NIC Joint Election.
To enter into the NIC Joint Election, please indicate your agreement where indicated on the acceptance screen. Please note that your acceptance indicates your agreement to be bound by all of the terms of the NIC Joint Election.
Please note that even if you have indicated your acceptance of this NIC Joint Election electronically, you may still be required to sign a paper copy of this NIC Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the NIC Joint Election.
Please read the terms of the NIC Joint Election carefully before accepting the Agreement and the NIC Joint Election. You should print and keep a copy of this NIC Joint Election for your records.

NIC JOINT ELECTION
SNOWFLAKE INC.
RESTRICTED STOCK UNIT AGREEMENT
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
ELECTION TO TRANSFER THE EMPLOYER’S LIABILITY FOR
NATIONAL INSURANCE LIABILITY TO THE EMPLOYEE
(UK EMPLOYEES)

1.	PARTIES
This Election is between:

(A)
The individual who has gained authorized access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the terms and conditions of the Snowflake Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), and

(B)	Snowflake Inc. of 450 Concar Drive, San Mateo, CA 94402, USA (the “Company”), which may grant RSUs under the Plan and is entering into this Election on behalf of the Employer.

2.	PURPOSE OF ELECTION

2.1	This Election relates to all RSUs granted to Employee under the Plan up to the termination date of the Plan.

2.2	In this Election the following words and phrases have the following meanings:
“Taxable Event” means any event giving rise to Relevant Employment Income.
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
“Relevant Employment Income” from RSUs on which Employer’s National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the RSUs (within the meaning of section 477(3)(a) of ITEPA);

(B)	the assignment (if applicable) or release of the RSUs in return for consideration (within the meaning of section 477(3)(b) of ITEPA);

(C)	the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
“SSCBA” means the Social Security Contributions and Benefits Act 1992.

2.3
This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Agreement. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.

3.	ELECTION
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that by accepting the RSU (by signing the related Restricted Stock Unit Grant Notice (the “Grant Notice”) in hard copy or by electronically accepting such Grant Notice), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

4.	PAYMENT OF THE EMPLOYER’S LIABILITY

4.1	The Employee hereby authorizes the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(iv)
where the proceeds of the gain are to be paid through a third party, by that party withholding an amount from the payment or selling some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(v)	by any other means specified in the applicable restricted stock unit agreement.

4.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the RSUs to the Employee until full payment of the Employer’s Liability is received.

4.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5.	DURATION OF ELECTION

5.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue and Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

5.3	This Election will continue in full force regardless of whether the Employee ceases to be an employee of the Employer.
Acceptance by the Employee
The Employee acknowledges that, by accepting the RSUs (by signing the related Restricted Stock Unit Grant Notice in hard copy or by electronically accepting such Grant Notice) or by signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

Name

Signature

Date

Acceptance by the Company
The Company acknowledges that, by arranging for the signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

By:

SCHEDULE OF EMPLOYER COMPANIES
The following Employer(s) shall be covered by the Joint Election:
Snowflake Computing U.K. Limited

Address:	c/o Fieldfisher Riverbank House, 2 Swan Lane London, United Kingdom EC4R 3TT
Corporation Tax Number:	8130300324
Company Registration Number	10611715
PAYE Reference	475/EB57157

SECTION 431 ELECTION
SNOWFLAKE INC.
RESTRICTED STOCK UNIT AGREEMENT
(AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN)
JOINT ELECTION UNDER S431 ITEPA 2003
FOR FULL DISAPPLICATION OF CHAPTER 2 INCOME TAX (EARNINGS AND PENSIONS) ACT 2003
(UK EMPLOYEES)

1.	Two Part Election
Between
the Employee
who has obtained authorized access to the joint election
and

the Company (who is the Employee’s employer)	Snowflake Computing U.K. Limited

of Company Registration Number	10611715

2.	Purpose of Election
This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.
The effect of an election under section 431(1) is that, for the purposes of income tax and National Insurance contributions (“NICs”), the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional income tax will be payable as a result of this election (with PAYE withholding and NICs being applicable where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that income tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the income tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	All securities

Description of securities	Shares of common stock

Name of issuer of securities	Snowflake Inc.
To be acquired by the Employee on or after the date of this Election under the terms of the Snowflake, Inc. 2012 Equity Incentive Plan.

4.	Extent of Application
This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration
This election will become irrevocable upon the later of its electronic acceptance or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.
By accepting the RSUs (by signing the related Restricted Stock Unit Grant Notice (the “Grant Notice”) in hard copy or by electronically accepting such Grant Notice), you hereby agree (inter alia) to be bound by the terms of this Section 431 Election as set out herein.
Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

ATTACHMENT IV
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN